UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 ---------------

                          FORM 8-K/A AMENDMENT NO. 1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 28, 2004

                            CAPITAL CORP OF THE WEST
               (Exact Name of Registrant as Specified in Charter)

          California                    0-27384                 77-0147763
(State or Other Jurisdiction        (Commission File          (IRS Employer
      of Incorporation)                 Number)              Identification No.)

                 550 West Main Street, Merced, California  95340
               (Address of Principal Executive Offices) (Zip Code)

                                 (209) 725-2200
              (Registrant's telephone number, including area code)

                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amendment is being filed to change the Item under which the report was previously made from Item 8.01 to Item 2.06

ITEM 2.06 Other Events

On December 21, 2004, the Board of Directors of Capital Corp of the West (Nasdaq: CCOW) approved management's recommendation that two material earnings adjustment be made in the fourth quarter of 2004. The first adjustment is related to an other-than- temporary impairment of two Freddie Mac preferred stock and one Fannie Mae preferred stock investments. The second adjustment is related to write-off of an income tax benefit related to a REIT consent dividend. A copy of the press release explaining these two adjustments is contained in Exhibit 99.1

The first adjustment related to the other-than-temporary impairment of the Freddie Mac and Fannie Mae equity securities totaling $3,709,170 on a pre-tax basis. The second adjustment related to an impairment of the tax benefits derived from the Company's recorded REIT consent dividend totaling $1,229,000.

Management does not believe that either of these adjustments will have any effect on future cash expenditures.

ITEM 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

      Not Applicable

(b) Pro Forma Financial Information.

      Not Applicable

(c) Exhibits

99.1 Copy of press release, dated December 27, 2004, issued by Capital Corp of the West.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Capital Corp of the West
                                         ------------------------
                                               (Registrant)

Dated: December 28, 2004                 By /s/ David A. Curtis
------------------------                    ------------------------------------
                                            David A. Curtis
                                            Vice President and Controller